                                                                       EXHIBIT 5


                           WEIL, GOTSHAL & MANGES LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000


                                         September 9, 1998



United Rentals, Inc.
Four Greenwich Office Park
Greenwich, Connecticut 06830

Ladies and Gentlemen:

          We have acted as counsel to United Rentals, Inc. (the "Company") in connection with the preparation and filing by the Company of a registration statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of common stock, par value $0.01 per share, of the Company ("Common Stock") to be issued pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of August 31, 1998 (the "Merger Agreement"), among U.S. Rentals, Inc., the Company and UR Acquisition Corporation.

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the joint proxy statement and prospectus forming a part thereof (the "Proxy Statement-Prospectus"), the certificate of incorporation and by-laws of the Company, the Merger Agreement and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon

United Rentals, Inc.
Page 2

certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

          2. The shares of Common Stock to be issued pursuant to the Merger Agreement and registered pursuant to the Registration Statement have been duly authorized and, when issued as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

          The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the name of our firm under the caption "Legal Matters" in the Proxy Statement-Prospectus, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.

                              Very truly yours,

                              /s/ WEIL, GOTSHAL & MANGES LLP